UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2026

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201

Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On June 18, 2026, Dyadic International, Inc. (the “Company” or “Dyadic”) received a notification (the “Notification”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share. As previously disclosed, in accordance with the Bid Price Rule, the Company was provided 180 calendar days, or until June 17, 2026, to regain compliance with the Bid Price Rule. The Company would be eligible for an additional 180 calendar days (until December 15, 2026) to cure the deficiency under the Bid Price Rule if it achieved, among other things, the applicable market value of publicly held shares requirement for continued listing and applicable standards for initial listing on the Nasdaq Capital Market, including shareholders’ equity of $5 million. As of June 17, 2026, the Company had neither regained compliance with the Bid Price Rule nor met the condition for an extension by having shareholders’ equity of at least $5 million.

The Notification also cites the Company’s failure to comply with the separate Nasdaq Listing Rule 5550(b), which requires it to meet any of the following minimum conditions: $2.5 million in shareholders’ equity; $35 million in market value of listed securities; or $500,000 of net income from continuing operations (the “Continued Listing Standards”). As previously disclosed, the Company initially had until September 23, 2026 to regain compliance with the Continuing Listing Standards. However, given that the Company is now subject to delisting proceedings for the Bid Price Rule deficiency, its Continued Listing Standards deficiency serves as an additional basis for delisting of the Company’s securities from The Nasdaq Stock Market.

In response to the above, the Company plans to request a hearing before an independent Nasdaq hearings panel (the “Panel”). The hearing request automatically stays any suspension or delisting action at least through the date of the written panel decision. The Company may determine to take steps to cure the deficiencies under the Bid Price Rule and the Continuing Listing Standards prior to the date of the hearing by the Panel. To the extent the Company does not or is unable to take those steps, or the Panel determines to hear the Company’s matter regardless of any cure by the Company prior to the hearing date, the Company may determine to seek at the Panel, subject to the Panel’s discretion, an extension to regain compliance with the Bid Price Rule and the Continued Listing Standards. Pursuant to the relevant Nasdaq Listing Rules, the maximum amount of time that can be granted by the Panel for compliance with the Bid Price Rule and Continuing Listing Standards runs through December 15, 2026.

Despite the efforts described above, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing, that the Panel will grant the Company a further extension to the extent requested by the Company, or that the Panel will determine to avoid delisting the Company following any cure of the relevant deficiencies. An adverse Panel decision may also be eligible for a further appeal to the Nasdaq Listing and Hearing Review Council. For more information on the delisting process and the consequences of any adverse determination by the Panel, see “If we fail to comply with listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), our common stock may be delisted, adversely affecting the liquidity and market price of our common stock, as well as our ability to obtain sufficient additional capital to fund our operations and to continue to operate as a going concern.” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission on March 25, 2026, as amended on April 30, 2026.

Safe Harbor Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” intend,” anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” or other similar terms or variations of them. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026

Dyadic International, Inc.

By:	/s/ Ping Rawson
Name:	Ping Rawson
Title:	Chief Financial Officer